Exhibit 10.3

ASSIGNMENT AND ASSUMPTION OF
 PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

This Assignment and Assumption of Purchase and Sale Agreement and Escrow Instructions (this “Agreement”) is made as of this 7th day of August, 2007 by and between DuPont Fabros Development LLC, a Delaware limited liability company (“Assignor”) and Nanook Ventures LLC, a Delaware limited liability company (“Assignee”).

Recitals

WHEREAS, Assignor, as Purchaser, and Owens Mortgage Investment Fund, as Seller, entered into that certain Purchase and Sale Agreement and Escrow Instructions dated as of July 24, 2007 (the “Contract”), pursuant to which Assignor agreed to purchase the real property known briefly as 1850 De La Cruz Boulevard, and 556-558 Reed Street, in the City of Santa Clara, State of California;

WHEREAS, pursuant to Article 18 of the Contract, Assignor may assign the Contract to an affiliate of Assignor;

WHEREAS, Assignee is an affiliate of Assignor; and

WHEREAS, Assignor desires to assign the Contract to Assignee, and Assignee wishes to assume the Contract from Assignor, pursuant to the terms and conditions of this Agreement.

Now, Therefore, for and in consideration of the sum of TEN DOLLARS ($10.00), cash in hand paid, other good and valuable consideration and the mutual covenants and promises hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Assignor and Assignee hereby agree as follows:

1. Incorporation of Recitals.  The foregoing recitals are incorporated herein as if fully restated.

2. Assignment of Contract.  Assignor hereby assigns, transfers, delivers and sets over unto Assignee, its successors and assigns, and Assignee does hereby accept, all of Assignor’s right, title and interest, in, to and under the Contract.

3. Assumption of Obligations.  Assignee hereby accepts the foregoing assignment and assumes all obligations arising thereunder on and after the date of this Agreement pursuant to the terms of the Contract.

4. Miscellaneous.

4.1 Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matters covered hereby and may be modified only by a written instrument signed by the party against whom enforcement of any modification is sought.  The parties hereto intend that, to the maximum extent possible, invalidity or unenforceability of any provision of this Agreement will not affect any other provision hereof.

4.2 Successors.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective their successors and assigns.

4.3 Counterparts.  This Agreement may be signed in two or more counterparts.  When at least one such counterpart has been signed by each party, this Agreement shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.

4.4 Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

[Signature Page Follows]

334050 v1/RE                                                                    ..

In Witness Whereof, the parties hereto have executed this Agreement as of the day first above written.

Assignor:

DuPont Fabros Development LLC, a Delaware limited liability company

By: /s/ Lammot J. DuPont
Lammot J. du Pont,
Member

Assignee:

Nanook Ventures LLC,
a Delaware limited liability company

By:           Nanook Interests LLC, a Delaware limited liability
Company, Managing Member

By:           Nanook Management LLC, a Delaware
limited liability company, Managing
Member

By: /s/ Lammot J. DuPont
Lammot J. du Pont, Manager

334050 v1/RE                                                                    ..